Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-170624 of Northwest Bancshares, Inc. on Form S-8 of our report dated June 14, 2013, appearing in this Annual Report on Form 11-K of the Northwest Savings Bank 401(k) Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
June 14, 2013